Payment Agreement

This Payment Agreement (this "Agreement") is made as of the 22nd day of February, 2007, between mPhase Technologies, Inc. ("mPhase") and Espial Group Inc. ("Espial"). Espial and mPhase may each be referred to herein as a "Party" and together as the "Parties".

WHEREAS, the Parties have previously entered into that certain Software License Agreement (as amended, the "License Agreement"), dated November 28, 2004, amended as of June 17, 2005, October 20, 2005, March 16, 2006, June 27, 2006 and July 27, 2006 (all capitalized terms used herein, but not defined, shall have the respective meanings assigned to such terms in the License Agreement);

WHEREAS, on or about the date hereof, the Parties will enter into mutually agreeable Statements of Work relating to the Mag-100 Evo Port and BitBand Integration (the "Comstar SOWs"); and

WHEREAS, certain required payments from mPhase to Espial under the License Agreement have not been paid and certain payments may become due pursuant to the Comstar SOWs"), and the Parties desire to establish a payment schedule for such payments as more specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Payments under License Agreement. The Parties acknowledge that the following chart reflects the minimum aggregate payments (the "Minimum Payment") due by mPhase to Espial pursuant to the current Exhibit A-3 of the License Agreement with "Q" referring to the first business day of a calendar quarter (in US$).

Item	Description	Q3 – 2006	Q1 - 2007	Q1 - 2008	Totals
Evo License Fee	License Fees for Evo Framework, EPG, VOD, portal, Compression, Escape and Flash	$200,000	$150,000	$0	*$350,000*
Support Fee	Level 2 Support for all of the above products (maximum 160 hours per annum)	$50,000	$100,000	$100,000	*$250,000*
Upgrade Subscription	Subscription to Evo Upgrades for all of the above products	$100,000	$150,000	$150,000	*$400,000*
				Total	*$1,000,000*

The 2006 payments were due as of the first day of the third calendar quarter of such year and the 2007 and 2008 payments are due as of the first day of the first calendar quarter of each such year.

2. Payment Schedule. The Parties acknowledge and agree that:

(a) mPhase has paid a total of $150,000 towards the Minimum Payment;
(b) $600,000 of the Minimum Payment is currently due (the "Due Payment");
(c) the remaining $250,000 of the Minimum Payment will be due and payable pursuant to the current Exhibit A-3 of the License Agreement as set forth in Section 1;

(d) pursuant to the Comstar SOWs and subject to the terms and conditions therein, mPhase may become obligated to pay an additional $172,000 (the "Comstar Payment", and together with the Due Payment, the "Aggregate Payments"); and

(e) the Aggregate Payments ($772,000 in total) will be paid by mPhase pursuant to the following schedule:

Payment Date	Amount	Remaining Balance
February 22, 2007	$220,000	$552,000
March 5, 2007	$38,000	$514,000
March 19, 2007	$38,000	$476,000
April 2, 2007	$38,000	$438,000
April 16, 2007	$38,000	$400,000
May 16, 2007	$100,000	$300,000
June 16, 2007	$100,000	$200,000
July 16, 2007	$100,000	$100,000
August 16, 2007	$100,000	$0

3. Notices; Governing Law. The notice and governing law provisions of this Agreement shall be the same as those set forth in the License Agreement.

4. Binding Agreement; Severability. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, heirs, assigns and legal representatives. In the event that any part of this Agreement is found to be unenforceable, the remainder will continue in effect, to the extent consistent with the intent of the parties as of the date of this Agreement.

5. Amendment and Waiver. Any failure or delay by any Party in exercising any right or remedy will not prohibit such Party from exercising such right or remedy at a later time. No part of this Agreement may be waived, modified, amended or supplemented in any manner whatsoever except by a written document signed by duly authorized representatives of the Parties.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile will be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

MPHASE TECHNOLOGIES, INC.

By: Gustave T Dotoli
Name: Gustave T Dotoli
Title: COO

ESPIAL GROUP INC.

By: ______________________
Name: ______________________
Title: ______________________

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

MPHASE TECHNOLOGIES, INC.	ESPIAL GROUP INC.
By: ______________	By: [signature]
Name: ______________	Name: JAISON DOLVANE
Title: ______________	Title: CEO